SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, For Use of the Commission
          Only (as permitted by Rule 14a-6(e) (2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Computer Outsourcing Services, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement no.:

        3)  Filing Party:

        4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 23, 1999
                           --------------------------

The Annual Meeting of Stockholders will be held at 9:00 AM on Wednesday, June 23, 1999, at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

1.   To approve a plan to reincorporate the Company in Delaware;

2.   To elect six nominees to serve on the Company's Board of Directors;

3. To act on a proposal to amend the Company's 1992 Stock Option and Stock Appreciation Rights Plan increasing the total number of shares of common stock for which options may be granted from 1,200,000 to 1,700,000, and permitting the cashless exercise of options; and

4.   To transact such other business as may properly come before the Annual
     Meeting.

Only stockholders of record at the close of business on May 14, 1999 will be entitled to vote at the Annual Meeting.

             YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND
 RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON,
                          YOUR PROXY WILL NOT BE USED.

                                            By order of the Board of Directors,


                                            Nicholas J. Letizia
                                            Corporate Secretary


May 21, 1999

                       COMPUTER OUTSOURCING SERVICES, INC.
                            2 CHRISTIE HEIGHTS STREET
                            LEONIA, NEW JERSEY 07605
                                 (201) 840-4700
                          ----------------------------

                                 PROXY STATEMENT
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 1999
                        --------------------------------

                               GENERAL INFORMATION
                               -------------------

The enclosed Proxy is solicited on behalf of the Board of Directors of Computer Outsourcing Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 AM on Wednesday, June 23, 1999 (the "Meeting Date") at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before its use by (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (c) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies. If no specifications are made, properly executed Proxies will be voted in the way recommended by the Board of Directors in this Proxy Statement.

Only stockholders of record at the close of business on May 14, 1999 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 4,712,915 shares of common stock, $0.01 par value, each entitled to one vote. The Company's common stock is its only class of voting stock outstanding. A majority in interest of the outstanding common stock, represented at the Meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of this solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, telegraph, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 21, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 14, 1999 by (a) all current Directors of the Company, (b) the Chief Executive Officer and all those executive officers of the Company whose salary exceeded $100,000 in the most recent fiscal year (together, the "Named Executives"), (c) all directors and executive officers as a group and (d) any other person known by the Company to be the beneficial owner of more than 5% of its Common Stock. Beneficial ownership includes shares which the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
  ------------------------------------------------------------------------------
                                                 Number of Shares    Percentage
  Name and Address of Beneficial Owner          Beneficially Owned    of Class
  ------------------------------------------  ---------------------  -----------

  Zach Lonstein                                 (1)    1,609,421       33.6%

  Warren Ousley                                 (2)      300,000        6.4%

  Robert B. Wallach                             (3)      262,083        5.3%

  Howard Waltman                                (4)       68,500        1.5%

  Joseph Lynaugh                                (5)       22,500         *

  Thomas Laudati                                (6)       16,500         *

  John C. Platt                                 (7)        7,500         *

  All Directors and Executive
  Officers as a group (8  persons)             (2)(8)  2,286,504       44.9%

  Enterprise Technology Group, Incorporated
  1 Harmon Plaza
  Secaucus, NJ  07094                                    300,000        6.4%

  Cahill, Warnock Strategic Partners Fund, L.P.
  1 South Street - Suite 2150
  Baltimore, MD  21202                                   358,864        7.6%

                             * Less than 1% of Class

(1) Includes 75,000 shares of Common Stock issuable upon exercise of vested options held by Mr. Lonstein.

(2) Includes the 300,000 shares of Common Stock owned by Enterprise Technology Group, Incorporated, of which Mr. Ousley is majority stockholder and a director.

(3) Includes 255,333 shares of Common Stock issuable upon exercise of vested options held by Mr. Wallach.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of non-qualified options held by Mr. Waltman.

(5) Includes 12,500 shares of Common Stock issuable upon exercise of non-qualified options held by Mr. Lynaugh.

(6) Includes 16,500 shares of Common Stock issuable upon exercise of vested options held by Mr. Laudati.

(7) Includes 7,500 shares of Common Stock issuable upon exercise of vested options held by Mr. Platt.

(8) Includes 376,833 shares of Common Stock issuable upon exercise of vested options collectively held by all directors and executive officers of the Company.


                    PROPOSAL I - REINCORPORATING IN DELAWARE
                    ----------------------------------------

On March 31, 1999, the Board of Directors adopted a plan, subject to approval by the Stockholders, to reincorporate the Company under the laws of the State of Delaware. The Company was incorporated under the laws of New York State on October 22, 1984, but the Board believes Delaware corporate law will better serve the Stockholders' interests and provide the Company with advantages not available under New York corporate law. Therefore, the Company will ask Stockholders at the Annual Meeting to approve the form of the Merger Agreement which appears as Exhibit A at the end of this Proxy Statement. Such a transaction is commonly called a "reincorporation."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PLAN TO
REINCORPORATE THE COMPANY IN DELAWARE.

The Company will continue to be called "Computer Outsourcing Services, Inc." after the reincorporation. To explain the proposal, however, this Proxy Statement will call the Company that exists today as a New York corporation either the "Company" or "COSI-New York," and for convenience "COSI-Delaware" is what we will call the new Delaware corporation that we will organize as a wholly-owned subsidiary of COSI-New York. If the holders of at least two-thirds of all outstanding shares of the Common Stock of COSI-New York approve the Merger Agreement, COSI-New York will be merged into COSI-Delaware. The effective date will be when the necessary documents have been filed in both New York and Delaware. COSI-Delaware will be the surviving corporation, and the charter and by-laws of the new corporation will be substantially the same as those of COSI-New York today, except as described below. The Certificate of Incorporation of COSI-Delaware appears as Exhibit B at the end of this Proxy Statement

REASONS FOR THE CHANGE. For many years, Delaware has encouraged incorporation in that state by adopting modern, comprehensive and flexible corporate laws, and it periodically updates and revises them to meet changing business needs. The Delaware General Corporation Law is considered a sophisticated statute, highly conducive to business. That is why many corporations choose Delaware initially as their place of incorporation, and why many others have reincorporated in Delaware by means of transactions like the one now proposed. Because of Delaware's policy of encouraging incorporation and its preeminence as the most popular state of incorporation for major corporations, the courts of Delaware have developed considerable expertise in dealing with corporate issues. As a result, Delaware's case law interpreting its corporate laws is more developed than that of any other state. This gives Delaware corporate law an extra measure of predictability that is useful and often crucial in our precedent-based judicial system.

For the board and the management of a Delaware corporation, these features of Delaware law allow greater certainty in managing the corporation. The state's court system also provides for relatively prompt resolution of most corporate disputes. For example, Delaware has a specialized Court of Chancery which hears cases involving corporate law. The Court of Chancery has no jurisdiction over most other kinds of cases, and therefore its dockets are not as backlogged as many other states. In addition, the Supreme Court of Delaware hears and decides important corporate appeals quickly.

The Board of Directors of the Company considered the predictability and flexibility of Delaware law and the efficiency of its judicial process when it recommended the present proposal. The Board also recognized the possibility that choosing to be governed by the corporate law of Delaware, as so many other corporations have done, may further enhance the reputation of the Company.

CONTINUITY OF BUSINESS AND OTHER FACTORS. The Company has carried on its business under the Computer Outsourcing Services name continuously since 1993. The merger into COSI-Delaware will not break this continuity. COSI-Delaware will have its principal corporate offices in Leonia, New Jersey at COSI-New York's current address, and will appoint a registered agent to represent it in Delaware. Reincorporation in Delaware will not change the business plan, management, assets, liabilities, net worth, capitalization or employee benefit plans of the Company. Furthermore, each incentive stock option that would be, or later become, exercisable for shares of the Company's common stock will automatically be, or later become, as the case may be, exercisable for the same number of shares of the common stock of COSI-Delaware on the same terms and conditions.

AUTHORIZED SHARES OF CAPITAL STOCK. After the reincorporation, the authorized capital stock of COSI-Delaware will consist of 10,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. These figures are the same as those currently authorized for COSI-New York. COSI-Delaware will not issue any common stock or preferred stock in connection with the reincorporation, other than the shares into which the old shares will convert. The Board of Directors of COSI-Delaware will have authority to issue preferred stock in series, just as the Board of COSI-New York may do today. The Board will determine the voting powers, designations, preferences and relative rights, qualifications, limitations and restrictions on any preferred stock it may issue.

CONVERSION OF SHARES. As soon as the reincorporation becomes effective, COSI-Delaware will issue a press release announcing that the transaction has occurred. At the same time, the holders of the old shares of Common Stock COSI-New York will become holders of the new shares of common stock COSI-Delaware. Shares of Common Stock COSI-New York will automatically convert into shares of common stock COSI-Delaware, on these terms:

o        The conversion will be on a one-for-one basis.

o Each share of the old Common Stock of COSI-New York which is outstanding at the effective date will become one share of the new common stock, par value $.01 per share, of COSI-Delaware.

o Each share of the old Common Stock held in the treasury of COSI-New York will become a share of treasury stock in COSI-Delaware.

STOCKHOLDER RIGHTS PLAN. Special "rights" will be attached to the new shares of COSI-Delaware pursuant to a Rights Agreement to be entered into among COSI-Delaware and ChaseMellon Shareholder Services, LLC after the approval of the merger and the reincorporation. Those rights have not been attached to the shares of COSI-New York. Pursuant to the Rights Agreement the following will occur:

For each share of common stock of COSI-Delaware outstanding, one Right to purchase 0.01 share of preferred stock (a "Right") will be issued as a dividend payable on the effective date of the reincorporation (the "Vesting Date").

Each Right will entitle its holder to purchase from COSI-Delaware .01 shares of a Participating Preferred Stock (the "Preferred Stock"), par value $.01 per share, of COSI-Delaware at a price of $4.00 per .01 shares of Preferred Stock (the "Price"), subject to certain adjustments to be further set out in the Rights Agreement.

The Preferred Stock will be evidenced only by the common stock certificates of COSI-Delaware along with the Rights Agreement until an exercise date (the "Exercise Date") which will be the earlier to occur of (i) 10 days following the public announcement that a person or group of affiliated people or otherwise associated people or persons (other than Mr. Lonstein) (individually or together, herein referred to as "Bidders") have acquired beneficial ownership of 20% or more of the common stock of COSI-Delaware or (ii) 10 business days (or such later date as the Board of Directors of COSI-Delaware may decide) following the commencement of or announcement of an intention to make, a tender offer or exchange offer which would result in the ownership of 20% or more of the common stock of COSI-Delaware by any person or group of affiliated people or otherwise associated people (the events in subparagraphs (i) and (ii) to be referred to herein as "Tender Events").

Until the Exercise Date (i) the Rights may be transferred only with the common stock of COSI-Delaware and (ii) notwithstanding earlier redemption or expiration of the Rights, (A) any new certificates for common stock of COSI-Delaware shall bear a legend incorporating the Rights Agreement by reference; and (B) the surrender for transfer of any certificates for shares of common stock of COSI-Delaware outstanding as of the Vesting Date will also constitute the transfer of the Rights associated with the shares of common stock represented by such certificate.

As soon as practicable following the Exercise Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the common stock of COSI-Delaware as of the close of business on the Exercise Date and such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Exercise Date. The Rights will expire on June 1, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by COSI-Delaware, in each case as described below.

The Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights will also be subject to adjustment in the event of a stock split of the common stock of COSI-Delaware or a stock dividend on the common stock of COSI-Delaware payable in shares of common stock of COSI-Delaware or subdivisions, consolidations or combinations of the common stock of COSI-Delaware occurring, in any such case, prior to the Exercise Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of common stock of COSI-Delaware. Each share of Preferred Stock will have 100 votes, voting together with the common stock of COSI-Delaware. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock of COSI-Delaware are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock of COSI-Delaware.

If a Tender Event occurs, (i) each holder of a Right, other than Rights beneficially owned by a Bidder (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right; and (ii) in the further event COSI-Delaware is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by a Bidder which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the person with whom COSI-Delaware has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after a Tender Event and prior to the acquisition by a Bidder of 50% or more of the outstanding shares of common stock of COSI-Delaware or the occurrence of an event described in the prior paragraph, the Board of Directors of COSI-Delaware may exchange the Rights (other than Rights owned by a Bidder which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of COSI-Delaware's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Price will be required until cumulative adjustments require an adjustment of at least 1% in such Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of COSI-Delaware, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time a Bidder becomes such, the Board of Directors of COSI-Delaware may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, COSI-Delaware may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable, COSI-Delaware may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of COSI-Delaware, including, without limitation, the right to vote or to receive dividends.

This description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, once entered into and as the same may be amended from time to time, which is hereby incorporated herein by reference.

THIS MEANS THAT, BEGINNING ON THE EFFECTIVE DATE, EACH COSI-NEW YORK STOCK CERTIFICATE WHICH WAS OUTSTANDING JUST BEFORE THE REINCORPORATION WILL AUTOMATICALLY REPRESENT THE SAME NUMBER OF COSI-DELAWARE SHARES. THEREFORE, STOCKHOLDERS OF COSI-NEW YORK NEED NOT EXCHANGE THEIR STOCK CERTIFICATES FOR NEW COSI-DELAWARE STOCK CERTIFICATES. LIKEWISE, STOCKHOLDERS SHOULD NOT DESTROY THEIR OLD CERTIFICATES AND SHOULD NOT SEND THEIR OLD CERTIFICATES TO THE COMPANY, EITHER BEFORE OR AFTER THE EFFECTIVE DATE OF REINCORPORATION.

TRADING OF THE STOCK. After reincorporation, those who were formerly Stockholders of COSI-New York may continue to make sales or transfers using their COSI-New York stock certificates. COSI-Delaware will issue new certificates representing shares of COSI-Delaware common stock for transfers occurring after the effective date. On request, COSI-Delaware will issue new certificates to anyone who holds COSI-New York stock certificates. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

Stockholders whose shares of COSI-New York were freely tradable before the reincorporation will own shares of COSI-Delaware which are freely tradable after reincorporation. Similarly, any Stockholders holding securities with transfer restrictions before reincorporation will hold shares of COSI-Delaware which have the same transfer restrictions after reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, those who hold COSI-Delaware stock certificates will be deemed to have acquired their shares on the date they originally acquired their shares in COSI-New York.

After the reincorporation, COSI-Delaware will continue to be a publicly held company. COSI-Delaware intends to continue listing its common stock on NASDAQ. It will also file with the Securities and Exchange Commission and provide to its stockholders the same types of information that COSI-New York has previously filed and provided.

VOTE REQUIRED FOR APPROVAL. Approval of the form of the Merger Agreement and reincorporation in Delaware will require the affirmative vote of the holders of two-thirds of the outstanding Common Stock. As of the record date for the Annual Meeting, the current Directors and Officers of the Company have the right to vote 1,909,671 shares, representing 40.5% of the outstanding Common Stock, and have advised the Company that their present intent is to vote in favor of the proposal to reincorporate in Delaware.

NO RIGHT TO DISSENT. New York law provides that, because the Company's Common Stock is included on the NASDAQ National Market System, no Stockholder has a right to dissent from the reincorporation if the holders of two-thirds of the outstanding stock approve it.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal federal income tax consequences of reincorporation under current law to holders of the Company's Common Stock. This summary is for general information only. It does not address potential legislative changes that may affect these consequences, and it does not address any state, local or foreign tax consequences of reincorporation. The Company has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service to the effect that the reincorporation is nontaxable.

Neither the Company nor its Stockholders will recognize any gain or loss by reason of the reincorporation. The tax basis of COSI-Delaware common stock received by a Stockholder of COSI-New York through the reincorporation will be the same as the tax basis of COSI-New York Common Stock prior to reincorporation. A Stockholder of COSI-New York who holds the stock as a capital asset should include the period he or she has held the Common Stock in determining the holding period for his or her COSI-Delaware stock.

STOCKHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS TO DISCUSS THEIR OWN TAX SITUATIONS AND ANY POTENTIAL CHANGES IN FEDERAL, STATE AND LOCAL LAWS AND OTHER APPLICABLE TAX MATTERS RELATING TO REINCORPORATION.

ABANDONMENT. If the Board of Directors decides not to proceed with the reincorporation at any time before the reincorporation becomes effective, the Board will have the right to abandon the Merger Agreement and take no further action towards reincorporating the Company in Delaware.

COMPARISON OF THE NEW YORK AND DELAWARE CORPORATE LAWS. If this Proposal is approved by the holders of at least two-thirds of the Company's outstanding Common Stock, and if the Company reincorporates in Delaware as outlined above, then the Stockholders of COSI-New York will become stockholders of the new Delaware corporation, "COSI-Delaware." There are differences between the Business Corporation Law of New York ("BCL") and the General Corporation Law of Delaware ("DGCL") which will affect the rights of Stockholders in certain respects. Some of these differences define the particular provisions a corporation may choose to put into its certificate of incorporation, commonly called the "charter," and other differences may not affect the Company.

The following summary is not a substitute for direct reference to the statutes themselves or for professional interpretation of them.

AMENDMENT OF CHARTER. Both the BCL and the DGCL allow a board of directors to recommend a charter amendment for approval by stockholders, and a majority of the shares entitled to vote at a stockholders' meeting are normally enough to approve that amendment. Both laws require that a majority of the holders of any particular class of stock must approve the amendment if it would have an adverse effect on the holders of that class. In addition, both laws allow a corporation to require a vote larger than a majority on special types of issues.

AMENDMENT OF BY-LAWS. Under both the BCL and the DGCL, the board may amend, adopt or repeal by-laws only if permitted by the charter. The charter of COSI-Delaware will specifically permit amendment of the by-laws by the board as did the charter of COSI-New York. Additionally, both the BCL and the DGCL allow stockholders to further amend or repeal by-laws adopted or amended by the board.

SPECIAL MEETINGS OF STOCKHOLDERS. Under both the BCL and the DGCL, the board of directors or anyone authorized in the charter or by-laws may call a special meeting of stockholders. Currently, the by-laws of COSI-New York allow only the Board to call a special meeting or the holders of one or more classes of preferred stock of the Company, who have the right, voting separately as a class or series, to elect directors, to call, pursuant to the terms of a resolution of the board setting forth the rights and preferences of the preferred stock, special meetings of holders of preferred stock pursuant of the Company. The provision in the by-laws of COSI-Delaware will be comparable.

CORPORATE ACTION WITHOUT STOCKHOLDERS' MEETING. The BCL and DGCL differ about whether corporate action can be taken by written consent and without a stockholders' meeting. Under the BCL, the holders of at least the minimum number of votes required to authorize such an action may take the action if the corporation's charter allows this, but otherwise the consent must be unanimous. The DGCL, on the other hand, lets stockholders take action by the written consent of at least the minimum number of votes required to act at a stockholders' meeting, unless the charter forbids it. The COSI-Delaware charter, however, will provide that stockholders may take corporate action only at a stockholders' meeting and not by written consent.

INSPECTION OF STOCKHOLDERS LIST. The BCL limits the right of a stockholder to inspect the list of record stockholders depending on the number of shares held and the length of ownership. But under the DGCL, any stockholder may inspect the stockholders' list for any purpose reasonably related to the person's interest as a stockholder. In addition, for at least ten days prior to each stockholders' meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

VOTE REQUIRED FOR CERTAIN TRANSACTIONS. Until February 1998, the BCL required the holders of two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since February 1998, however, a New York corporation may provide in its charter that the holders of a majority of the outstanding stock may approve such transactions, although the Company has not adopted such a charter provision. Under the DGCL, on the other hand, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets without a special provision in the charter, unless the charter provides otherwise. Furthermore, in the case of a merger under the DGCL, stockholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise, if these three conditions are met:

o No amendment of the surviving corporation's charter is made by the merger agreement; and

o Each share of the surviving corporation's stock outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

o The merger results in no more than 20% increase in its outstanding common stock.

Special vote requirements may apply to certain business combinations with interested stockholders. See the discussion of these below under the heading "BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS."

CLASSIFICATION OF DIRECTORS. Both laws permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at once. The BCL permits as many as four classes, the DGCL only three. The Company now has one class of directors, but COSI-Delaware will have three classes of directors pursuant to its charter with each class having a three year term and no more than one-third of the directors terms expiring in any one year. The charter of the Delaware corporation will further state that any change in the classification of the board will require a two-thirds vote of the stockholders. These provisions may help to prevent unwarranted removal of directors, as discussed below under the heading "Removal of Directors", and thereby give stockholders of COSI-Delaware more protection against hostile takeover attempts than was afforded COSI-New York under its charter.

REMOVAL OF DIRECTORS. Under the BCL, directors may be removed by the stockholders for cause, or by either the stockholders or the directors if the charter so provides. The Company's present charter provides that directors may be removed only by stockholders with or without cause. In a Delaware corporation with a classified board under the DGCL , directors can be removed only for cause. Therefore, the charter of COSI-Delaware will be written so as to give more protection than is currently provided in the charter of COSI-New York, and any attempt to remove directors will require cause and a two-thirds vote of the stockholders.

LIMITATION OF DIRECTORS' LIABILITY. Both states permit the limitation of a director's personal liability while acting in his or her official capacity. Under the BCL, a director is not liable to the corporation or to its stockholders for monetary damages if the director has acted in good faith and with that degree of care which an ordinarily prudent person in a like position would use in similar circumstances. The DGCL, on the other hand, requires a charter provision in order to limit a director's liability for breach of his or her fiduciary duty to the corporation. The Company's current charter eliminates personal liability of directors of the Company to the fullest extent permitted by the BCL. The charter of COSI-Delaware will limit the liability of directors to the fullest extent permitted by the DGCL.

But, in some cases, directors may be liable despite these limitations. Under the BCL, for example, a director is not immune from liability if he or she violates applicable statutes which expressly make directors liable. The DGCL forbids any limitation of liability if the director breached his or her duty of loyalty to the corporation or its stockholders, or if he or she failed to act in good faith, received an improper personal benefit from the corporation, or authorized a dividend or stock repurchase that was forbidden by the DGCL.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; AND INSURANCE. With some variations, both the BCL and the DGCL allow a corporation to "indemnify," that is, to make whole, any person who is or was a director, officer, employee or agent of the corporation if that person is held liable for something he or she did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlements, fines and penalties, both laws also allow the corporation to advance certain reasonable expenses the person will incur or to reimburse the person's expenses after he or she incurs them, even if liability is not actually proven. The right to indemnification under both laws does not normally exclude other rights of recovery the indemnified person may have.

Additionally, each of the two laws permits a corporation to purchase insurance for its directors, officers, employees and agents against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. The BCL, however, restricts the kinds of claims that may be made under insurance purchased by the corporation against these liabilities. For example, there would be no insurance coverage if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage that he or she was not entitled to.

The by-laws of COSI-New York currently indemnify to substantially the extent permitted by the BCL and the by-laws of COSI-Delaware will indemnify as fully as the DGCL allows. However, neither the BCL nor the DGCL permit indemnification of a director, officer, employee or agent if a court finds the person liable to the corporation itself, unless the court determines otherwise. Furthermore, if the corporation sues the person because of some act or omission, the corporation does not need to indemnify the person unless a court determines the person was not liable. Furthermore, the DGCL generally requires that the person to be indemnified must have acted in good faith and in a manner he or she reasonable believed was consistent with the best interests of the corporation.

If this Proposal is approved by the Company's Stockholders, the DGCL indemnification provisions will not apply to acts and omissions that occurred before the effective date of the reincorporation. The BCL will govern these.

LOANS AND GUARANTEES OF OBLIGATIONS FOR DIRECTORS. Under the BCL, the holders of a majority of the shares entitled to vote, excluding any shares of the director who is the proposed borrower, are required to approve any loans to, or guarantees of obligations of, a director. Under the DGCL, a board of directors may authorize loans or guarantees of indebtedness to employees, officers and directors.

ISSUANCE OF RIGHTS AND OPTIONS TO DIRECTORS, OFFICERS AND EMPLOYEES. Under the BCL, the issuance of any stock rights or stock options, as well as plans to issue rights or options, to directors, officers or employees must be approved by a majority of votes cast at a stockholders' meeting. The DGCL does not require stockholder approval of such transactions. However, the rules of the NASD Stock Exchange, where the Company's stock is listed and where the stock of COSI-Delaware will be listed, require stockholder approval of option plans in certain circumstances.

CONSIDERATION FOR SHARES. Under the BCL, obligations for future services or payments are not considered payment or partial payment for shares of a corporation. Stock certificates cannot be issued until full payment has been made, except for shares purchased under a stock option plan permitting installment payments. Under the DGCL, however, a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the DGCL may pay an amount equal to or greater than the par value of such shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

DIVIDENDS, AND REDEMPTION OF STOCK. Subject to its charter provisions, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus."

The BCL defines surplus as the excess of net assets over stated capital, and lets the board adjust stated capital. The DGCL, on the other hand, defines surplus as the excess of net assets over capital, and lets the board adjust capital. If there is no surplus, the DGCL allows the corporation to apply net profits from the current or preceding fiscal year, or both, unless the corporation's net assets are less than the capital represented by issued and outstanding stock which has a preference on any distribution of assets. Regarding redemptions, both the BCL and the DGCL permit them only when the corporation has outstanding shares of at least one class of voting stock which is not subject to the redemption.

APPRAISAL RIGHTS. Generally, "appraisal rights" entitle dissenting stockholders to receive the fair value of their shares in the merger or consolidation of a corporation or in the sale of all or substantially all its assets. The BCL also extends appraisal rights to an exchange of a corporation's shares.

The BCL provides that dissenting stockholders have no appraisal rights if their shares are listed on the a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. But in the case of shares not listed on an exchange, appraisal rights under the BCL allow any stockholder of a New York corporation, with various exceptions, to receive fair value for his or her shares in such transactions. Regardless of listing on an exchange, appraisal rights are available under the BCL in a merger between a parent corporation and its subsidiary where only one of them is a New York corporation, or in a merger between a parent and subsidiary where both are New York corporations and the parent owns at least 90% of the subsidiary. Also, appraisal rights are available to stockholders who are not allowed to vote on a merger or consolidation and whose shares will be cancelled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the stockholder may have to request the appraisal and follow other required procedures.

Similarly, under the DGCL, appraisal rights are not available to a stockholder if the corporation's shares are listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation's stockholders. But, regardless of listing on an exchange, a dissenting stockholder in a merger or consolidation has appraisal rights under the DGCL if the transaction requires him or her to exchange shares for anything of value other than one or more of the following:

o Shares of stock of the surviving corporation or of a new corporation which results from the merger or consolidation.

o Shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 stockholders of record after the merger or consolidation occurs.

o Cash instead of fractional shares of the surviving corporation or another corporation.

The Company's Common Stock is currently listed on NASDAQ, and COSI-Delaware will also list its common stock on NASDAQ.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. Provisions in both laws may help to prevent or delay changes of corporate control. In particular, both the BCL and the DGCL restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

Under the BCL, an interested stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested stockholder, unless the board of directors approved either the business combination or the acquisition of stock by the interested stockholder before the interested stockholder acquired his or her shares. An "interested stockholder" under the BCL is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock.

"Business combinations" under the BCL include mergers and consolidations between corporations or with an interested stockholder; sales, leases, mortgages or other dispositions to an interested stockholder of assets with an aggregate market value which either (1) equals 10% or more of the corporation's consolidated assets or outstanding stock, or (2) represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers of stock with an aggregate market value of at least 5% in relation to the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested stockholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested stockholder; and the receipt by an interested stockholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

After the five-year period referred to in the BCL, the law allows such business combinations if either the board of directors or a majority of the outstanding voting stock not owned by the interested stockholder before the interested stockholder acquired his or her shares. Business combinations are also permitted when certain statutory "fair price" requirements are met.

One section of the DGCL, Section 203, generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under the DGCL is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation.
Briefly described, the prohibited combinations include:

o    Mergers or consolidations.

o Sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation.

o Issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder.

o    Receipt by the interested  stockholder  of the benefit of loans,  advances,
     guarantees,   pledges  or  other   financial   benefits   provided  by  the
     corporation.

o    Any  other  transaction,   with  certain  exceptions,  that  increases  the
     proportionate share of the stock owned by the interested stockholder.

A Delaware corporation may choose not to have Section 203 of the DGCL apply. COSI-Delaware will, however, utilize the protections of Section 203, and therefore the charter of COSI-Delaware will not waive those protections. Nevertheless, Section 203 will not apply in the following cases:

o If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

o If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

o If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.



                       PROPOSAL II - ELECTION OF DIRECTORS

The Board of Directors has fixed the number of Directors at six for the coming year. Subject to stockholder approval of Proposal I, the Board will be divided into three classes. Class A nominees will be elected at the Meeting for a term of one year, Class B nominees will be elected for a term of two years, and Class C nominees will be elected for a term of three years. Each Director is to serve until his successor is duly elected and qualified. At future annual meetings of stockholders, only the Class of Directors whose term expires during that year will be voted upon for election. At future annual meetings of stockholders, each Director will be nominated for a three year term. In the event that Proposal I is not approved by the shareholders at the Meeting, each of the nominees listed below will be elected for a one year term.

The name, principal occupation with the Company, and certain information concerning each of the nominees for Director are set forth in the table below. Also set forth following the table is certain additional information regarding each individuals' business experience. Each person named in the table below has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise indicated, the persons named in the Proxy intend to vote their shares for the election of these nominees. If any nominee becomes unable to serve prior to the meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

                                                  TERM EXPIRING
                                                  AT THE ANNUAL
                                                   MEETING OF
                                                  STOCKHOLDERS          DIRECTOR
NAME               POSITIONS WITH THE COMPANY     TO BE HELD IN   AGE    SINCE
-----------------  -----------------------------  -------------  -----  --------
Zach Lonstein      Chairman of the Board of
                     Directors and Chief
                     Executive Officer                 2002         54     1984
Robert B. Wallach  President and a Director            2002         59     1992
Joseph Lynaugh     Director                            2001         59     1998
Howard Waltman     Director                            2000         66     1997
Warren Ousley      President of a Subsidiary of
                     the Company and a Director        2000         54     1999
John C. Platt      Vice President, Treasurer,
                     and a Director                    2001         45     1996



ZACH LONSTEIN has been the Company's Chairman of the Board and Chief Executive Officer since he organized the Company in 1984, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" - subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics and eventually became the basis for the Commercial On-Line division, which the Company purchased in 1984.

ROBERT B. WALLACH has been President of the Company since May 1, 1996, and has been a Director of the Company since 1992. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services from 1970 to 1972 and Informatics from 1972 to 1982 and, from 1982 to 1985, as President of the Financial Information Services Group/Strategic Information division of Ziff Communications, which provided computer services to companies in the financial industry.

JOSEPH LYNAUGH was elected to the Board of Directors on September 23, 1998. Mr. Lynaugh was President and Chief Executive Officer of NYLCare Health Plans, Inc. ("NYLCare") from its formation in January 1996 until his retirement following its acquisition by Aetna US Healthcare. Prior to the formation of NYLCare, Mr. Lynaugh was President of Sanus Corporation Health Systems ("Sanus"), a national health maintenance organization of which he was a founder in 1983.

HOWARD WALTMAN is Chairman of Express Scripts, Inc. ("ESI"), a Company he formed in 1986 as a subsidiary of Sanus, of which he was also a founder and former Chairman. Sanus was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus and taken public in June 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation. Mr. Waltman also serves on the Board of Directors of qmed, Inc., and several privately-held companies.

JOHN C. PLATT has been an employee of the Company since it was founded 1984, and has been a Vice President of the Company since 1986, its Treasurer beginning in 1992, and a Director since 1996. Prior to 1984, Mr. Platt held various positions with Informatics and TCS.

WARREN OUSLEY is President of ETG, Inc. ("ETG"), a subsidiary of the Company. He is president and a director of Enterprise Technology Group, Incorporated ("Enterprise"), an information technology consulting company he founded in March 1994. In December 1998, ETG purchased the business and certain assets of Enterprise, and Mr. Ousley became President of ETG. On March 31, 1999, Mr. Ousley became a Director of the Company. Prior to founding Enterprise, Mr. Ousley was Managing Director of the Technology Services Center of Bankers Trust.

The name, principal occupation with the Company, and certain additional information concerning the executive officers of the Company who are not nominees for Director are set forth below.

THOMAS LAUDATI, 41, has been a Senior Vice President of the Company since 1997 and a Vice President of the Company since 1995, when the Company purchased MCC Corp. Mr. Laudati joined MCC Corp in 1988 as a senior analyst, and was promoted to Vice President of Technical Services in April 1991. Prior to joining MCC Corp., Mr. Laudati held positions in the programming departments of Horizons Bancorp and Colonial Life Insurance Company.

HOWARD LIEBMAN, 54, has been a Vice President since June 1996. Prior to that time, he was President of Advanced Interchange Technologies, a company he founded in 1992 which provided electronic data interchange ("EDI") and bar-code printing services to manufacturers. Before 1992, Mr. Liebman was vice president of operations for Oak Hill Corporation, an apparel manufacturer.

GARY LAZAREWICZ, 49, has been a Vice President of the Company since June 1995, when the Company purchased MCC Corp. Mr. Lazarewicz, who oversees all corporate research and development, joined MCC Corp. in 1979, and was promoted to Vice President in 1985. From 1971 through 1979, he was employed at Global Terminal and Computer Services, where his last position was Director of MIS.

NICHOLAS J. LETIZIA, 47, has been the Company's Chief Financial Officer and Secretary since November 1998. Prior to that time, he was Chief Financial Officer of InterEquity Capital Corporation ("InterEquity"), a Small Business Investment Company headquartered in New York City. Before joining Interequity in November 1997, he was Vice President of, and later a consultant to Helmstar Group, Inc. from 1987 until November 1997. Mr. Letizia is a Certified Public Accountant and a member of the New Jersey Bar.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------

The Board of Directors held eight meetings during the fiscal year ended October 31, 1998, including actions taken by written consent. The Company has standing Audit and Compensation Committees of the Board of Directors. The Company does not have a nominating committee. Each Director attended all meetings of the Board and all meetings of committees of the Board on which he served which were held during the fiscal year, or for such shorter period during which the Director served.

Subsequent to the Annual Meeting held on June 3, 1998, the Audit Committee consisted of Messrs. Lonstein, Wallach, and Waltman. The Audit Committee may meet periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The Board of Directors, subject to the recommendation of the Audit Committee, may approve the extent of non-audit services provided by the independent auditors, giving due consideration to the impact of those services on the auditors' independence. During the fiscal year ended October 31, 1998, the Audit Committee did not meet, as all audit-related actions were addressed by the full Board.

Subsequent to the Annual Meeting held on June 3, 1998, the Compensation Committee consisted of Messrs. Lonstein, Wallach, and Waltman. The Compensation Committee's primary responsibilities are to recommend levels of executive compensation, to consider and recommend the establishment of various compensation plans for Company employees, and to administer the Company's 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Compensation Committee held one meeting during fiscal 1998. Matters relating to the Plan were handled by the full Board.

COMPENSATION OF DIRECTORS AND  EXECUTIVE OFFICERS
------------------------------------------------

The Summary Compensation Table below includes, for each of the fiscal years ended October 31, 1998, 1997, and 1996, individual compensation for services to the Company and its subsidiaries as paid to the Chief Executive Officer and all those Executive Officers of the Company whose salary exceeded $100,000 in the most recent fiscal year (together, the "Named Executives").




                            SUMMARY COMPENSATION TABLE

                                                        Long Term
                                                       Compensation
                                 Annual Compensation     Awards
                                ---------------------  ----------
                                                       Securities    All Other
Name and Principal      Fiscal                         Underlying   Compensation
  Position               Year   Salary ($)  Bonus ($)  Options (#)      ($)
----------------------  ------  ----------  ---------  -----------  -----------
Zach Lonstein, Chief     1998    $285,913    $75,000      25,000    $30,000 (a)
 Executive Officer and   1997     240,666       -         25,000     30,000 (a)
 Chairman of the Board   1996     230,023       -         25,000     30,000 (a)

Robert B. Wallach,       1998     241,667    100,000     150,000       -
 President and Chief     1997     200,000     55,000     100,000       -
   Operating Officer     1996     166,667     35,000     150,000       -

Jeffrey Millman, Exec-   1998     128,555       -           -          -
   utive Vice President  1997     124,628       -           -          -
   and Secretary (b)     1996     106,923       -           -          -

Thomas Laudati, Senior   1998     125,833     25,000        -          -
   Vice President        1997     104,315      8,500      12,500       -
                         1996      98,667       -          5,000       -



(a) Fee relating to Mr. Lonstein's guarantee of the Company's obligations relating to the purchase of MCC Corporation (see "Certain Relationships and Related Transactions").

(b)      Mr. Millman resigned his positions in November 1998.

The following table sets forth all grants of stock options made to the Named Executives during the fiscal year ended October 31, 1998. Executives not listed did not receive grants of stock options during the fiscal year. The Company did not award any stock appreciation rights or reprice any stock options during fiscal 1998.
                OPTION GRANTS IN THE LAST FISCAL YEAR
------------------------------------------------------------------------
                   NUMBER OF     % OF TOTAL
                   SECURITIES     OPTIONS
                   UNDERLYING    GRANTED TO   EXERCISE
NAME                OPTIONS     EMPLOYEES IN   PRICE
                    GRANTED      FISCAL YEAR  ($/SHARE)  EXPIRATION DATE
-----------------  -----------  ------------  ---------  ---------------
Zach Lonstein       25,000 (1)       12%       $10.8625    Jan 2, 2003

Robert B. Wallach  150,000 (2)       69%        $8.250     Feb 18, 2008

         (1) Become exercisable as to 5,000 shares in each of five years beginning January 2, 1998.

         (2) Become exercisable as to 30,000 shares in each of five years beginning February 18, 1998.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
-------------------------------------------------------------
The following table contains information concerning the stock options held by the Named Executives during the fiscal year ended October 31, 1998. No stock appreciation rights have been granted by the Company.

AGGREGATED OPTION EXERCISES DURING THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------
                 Securities Received
                  from Exercise of      Number of Securities
                 Options during the    Underlying Unexercised     Value of Unexercised
                     Year ended          Options at October      In-the-Money Options at
                  October 31, 1998          31, 1998 (#)         October 31, 1998 ($) (2)
                 --------------------  ------------------------  ------------------------
                            Net Value
                 Number of  Received                    Un-                       Un-
Name              Shares     ($)(1)    Exercisable  exercisable  Exercisable  exercisable
---------------  ---------  ---------  -----------  -----------  -----------  -----------
Zach Lonstein     100,000   $ 992,750      75,000       50,000   $  260,100   $  129,150

Robert Wallach       -           -        218,333      181,667    1,079,582      170,418

Jeffrey Millman     2,948      11,142       7,000          500       18,375        2,000

Thomas Laudati       -           -         16,500       11,000       70,906       38,625

(1) The amount shown represents the aggregate excess of the market value of the shares of common stock as of the date of the exercise over the exercise price paid.
(2) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying options at October 31, 1998 over the exercise price of those options.

COMPENSATION OF DIRECTORS
-------------------------

During fiscal year 1998, each of the members of the Board of Directors who were not full-time employees of the Company were granted non-qualified options to purchase 1,250 shares of the Company's Common Stock for each meeting attended.

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS
------------------------------------------

In 1992, Mr. Lonstein entered into an employment agreement with the Company. This agreement was renewed on January 1, 1995 for a term of five years, will be subject to further renewal annually beginning January 1, 2000, and provides for a base annual salary of $250,000, annual increases of 5%, and an annual bonus equal to 5% of the amount by which the Company's yearly pretax net income (as defined therein) exceeds 150% of the pretax net income for the fiscal year ended October 31, 1992. Additionally, beginning on January 1, 1995, and on each of the four succeeding anniversaries thereof, the Company agreed to grant an option to Mr. Lonstein to purchase 25,000 shares of the Company's Common Stock at an exercise price equal to 110% of the market value of the stock on that date, in accordance with the 1992 Stock Option and Stock Appreciation Rights Plan. As of October 31, 1998, four such grants have been made. In addition, the agreement requires that the Company provide Mr. Lonstein a current model automobile, pay for all repairs, maintenance, and business related expenses thereon, and to also purchase a health club membership for Mr. Lonstein and pay related expenses. The Company is the beneficiary of a $1,000,000 "key-man" life insurance policy which it maintains on Mr. Lonstein. During fiscal 1996 and 1997, Mr. Lonstein voluntarily elected to reduce his annual compensation below the amount called for in his employment agreement.

On December 18, 1998, a subsidiary of the Company purchased certain assets and the business of Enterprise Technology Group, Incorporated ("Enterprise") for $4,000,000 in cash and 300,000 shares of the Company's common stock. Certain additional consideration in the form of cash and common stock may be payable, at various times, based upon the future performance of the acquired business over the period ending December 31, 2001. Mr. Ousley is a majority stockholder in Enterprise, and as such would receive a proportionate share of any additional consideration paid as described above. On December 28, 1998, the subsidiary changed its name to ETG, Inc ("ETG").

The purchase agreement also provided, among other things, that Mr. Ousley should be appointed to the Company's Board of Directors, and further, that he is to be nominated as a member of the slate of Directors at this and the two subsequent annual meetings. Messrs. Lonstein and Wallach have agreed to vote their shares for his election at each of meetings, as long as Mr. Ousley remains an employee of the Company or any of its subsidiaries.

Mr. Ousley has an employment and non-competition agreement with the Company. This agreement, which expires November 30, 2001, provides for an annual salary of $268,000 with increases and annual bonuses to be determined by the Board of Directors. The non-competition provisions of the agreement extend for one year after the termination of the agreement.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

As of October 31, 1998, Mr. Lonstein was indebted to the Company in the amount of $63,079. This indebtedness is payable on demand and bears interest at the prime rate plus 1% per annum.

As compensation for providing a personal guarantee of certain acquisition indebtedness to the selling shareholder of MCC Corporation in 1995, Mr. Lonstein was granted an annual fee of 3% of the $1,000,000 original value of such guarantee for the period during which the guarantee remains in effect. Such fee is being paid in the form of a monthly reduction in the Chief Executive Officer's existing indebtedness to the Company. On February 1, 1999, the Company made the final payment on the above indebtedness, and Mr. Lonstein's guarantee terminated as of that date.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE SIX NOMINEES TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS.


              PROPOSAL III - APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
              ----------------------------------------------------

On March 31, 1999, the Board of Directors adopted a resolution, subject to shareholder approval, to amend the 1992 Stock Option and Stock Appreciation Rights Plan, as previously amended (the "Plan"), to increase the number of shares available for grant under the Plan from 1,200,000 to 1,700,000, and to permit the cashless exercise of options.

 The proposed amendment to the plan would permit a holder of a stock option to exercise vested options by paying the Option exercise price with either (a) cash, (b) shares having a fair market value at least equal to the Option exercise price, or (c) a cashless exercise whereby the Option holder forfeits unexercised Options and uses the difference between the fair market value of the shares and the exercise price of the forfeited options or (d) any combination of the foregoing.

The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers, and other persons who can materially contribute to the Company's success. As of May 14, 1999, 45,898 shares remained available and the Company has contingent contractual obligations to grant options for an additional 72,000 shares at various times and subject to certain conditions. Further, the Company may wish to make additional grants to existing employees, new employees gained through normal growth or future business acquisitions (although the Company has no definitive plans for any such acquisitions at this time), or for other purposes. The Board of Directors believes that it is important to have additional shares available under the Plan to provide adequate incentives to the Company's workforce.

The material features of the Plan, including the proposed amendment, are outlined below. The following summary is qualified in its entirety by reference to the full text of the Plan, a copy of which will be filed with the Securities and Exchange Commission. Only the text of the amendment is included as an appendix to this Proxy Statement.

The affirmative vote of the holders of a majority of the shares of Common Stock properly cast at the Meeting, in person or by proxy, is necessary for approval of the amendment to the Plan and, unless this vote is received, the amendment to the Plan will not become effective. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

PURPOSE OF PLAN
---------------

The purpose of the Plan is to provide incentive to selected directors, officers, employees and consultants of the Company and its subsidiaries, by providing them with the opportunities to realize stock appreciation, by facilitating stock ownership and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION
--------------

The Plan is administered by a committee (the "Committee") appointed by the Company's Board of Directors. Except with respect to options granted to Non-Employee Directors, the Committee has the exclusive power to grant options under the Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Plan. The Committee has the authority to interpret the Plan and any grant or agreement made under the Plan.

ELIGIBILITY
-----------

The Plan provides for grants to all employees of the Company and its subsidiaries of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-qualified options to employees, officers, directors and consultants of the Company and its subsidiaries. Additionally, the Plan provides that each Non-Employee Director shall automatically be granted a stock option covering 1,250 shares for each meeting of the Board of Directors attended by that director during that fiscal year.

TYPES OF GRANTS
---------------

The Company has discretion to determine whether an option grant shall be an incentive stock option or a non-qualified option. Subject to certain restrictions applicable to incentive stock options, options will be exercisable by the recipients at those times as are determined by the Committee, but in no event may the term of an option be longer than ten years after the date of grant (five years with respect to an incentive option granted to an employee holding 10% or more of the Company's stock). Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine, except that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of the stock on the date of its grant (110% in the case of a grant to a 10% or greater shareholder) and the exercise price of a non-qualified option granted to a Non-Employee Director shall be the fair market value of the stock on the date of its grant.

The purchase price payable upon exercise of options may be paid in cash, by delivering stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), by forfeiting options owned by the holder (where differences between the fair market value of the shares and the exercise price of the forfeited options is equal to the option price of the stock being purchased), or a combination of cash, stock and forfeited options.

TRANSFERABILITY
---------------

During the lifetime of an employee to whom an option has been granted, only the employee, or the employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged or otherwise encumbered except to a successor in the event of an option holder's death.

STOCK APPRECIATION RIGHTS
-------------------------

Options may be accompanied by either general or limited stock appreciation rights. Upon exercising a stock appreciation right, a related option shall no longer be exercisable, but the options shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further options. Upon exercise of a right, the holder receives the difference between the fair market value per share on the date the right is exercised and the purchase price per share at which the option is exercisable, multiplied by the number of shares with respect to which the right is being exercised. A limited right, however, may be exercised only during the period of a tender or exchange offer for the Company's shares.

AMENDMENT OR TERMINATION
------------------------

The Board of Directors may amend or discontinue the Plan but no amendment or termination shall be made that would impair the rights of any holder of any option granted before the amendment or termination.

FEDERAL TAX CONSIDERATIONS
--------------------------

The Company has been advised by its counsel that the grants made under the Plan generally result in the following tax events for United States citizens under current United States Federal income tax laws.

Incentive Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result in the exercise of an incentive stock option and the Company will not be entitled to any deduction in connection with that exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods, the recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, at the time of exercise of an incentive stock option, the recipient would realize ordinary income.

Non-Qualified Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient would realize ordinary income, and the Company would be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.


                            SECURITIES ACT REPORTING
                            -------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Executive Officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company or representations of the Company's Directors and Executive Officers that no additional reports were required, the Company believes that during the fiscal year ended October 31, 1998 the Executive Officers, Directors, and other persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except as to the Company's Controller, who had not timely filed a Form 3 and one Form 4. This individual has since filed the required forms.



                   INFORMATION CONCERNING INDEPENDENT AUDITORS
                   -------------------------------------------

Changes In and Disagreements with
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
--------------------------------------------------

On September 29, 1998, the Company notified Deloitte & Touche LLP ("D&T") that the Company's Board of Directors had voted not to engage D&T to perform the Company's audits. On October 29, 1998, the Company retained Ernst & Young LLP to perform the audit of the year ended October 31, 1998.

D&T's Report on the financial statements for the years ended October 31, 1997 and 1996 did not contain an adverse opinion, disclaimer of opinion, nor any qualification or modification as to uncertainty, audit scope, or accounting principles.

During the audits of the two previous fiscal years, and through the date of termination, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the audits of the two previous fiscal years, and through the date of termination, there were no reportable events as defined in Regulation S-B, Item 304(a)1(v).

REPRESENTATION AT THE MEETING
-----------------------------

A representative of Ernst & Young, LLP is expected to be present at the Meeting, will have an opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
                  ---------------------------------------------

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2000 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than December 31, 1999.


                                 OTHER BUSINESS
                                 --------------

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.


                                  ANNUAL REPORT
                                  -------------

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE
           FISCAL YEAR ENDED OCTOBER 31, 1998 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY
                 AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NJ 07605.

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), made this ____ day of __________, 1999, by and between Computer Outsourcing Services, Inc., a New York corporation ("COSI-New York"), and Computer Outsourcing Services, Inc., a Delaware corporation and a wholly-owned subsidiary of COSI-New York ("COSI-Delaware") (the two corporate parties hereto being sometimes collectively referred to as the "Constituent Corporations").

                                   WITNESSETH:

WHEREAS, the Boards of Directors of COSI-New York and COSI-Delaware have determined that the proposed merger (the "Merger") of COSI-New York with COSI-Delaware upon the terms hereinafter set forth is advisable and in the best interests of the shareholders of such corporations, and the Boards of Directors of COSI-New York and COSI-Delaware have adopted and approved this Agreement and both such Boards of Directors have directed that this Agreement be submitted to the shareholders of COSI-New York and COSI-Delaware for their approval; and

WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986; and

WHEREAS, COSI-New York and COSI-Delaware, as appropriate, intend to take all such action as may be necessary or appropriate as and when required by the provisions of this Agreement in order to consummate the Merger;

WHEREAS, the authorized capital stock of COSI-New York consists solely of (i) 10,000,000 shares of common stock, par value $.01 per share, of which _____ shares are issued and outstanding as of the date hereof and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of the date hereof; and

WHEREAS, the authorized capital stock of COSI-Delaware consists solely of (i) 10,000,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding as of the date hereof, all of which shares are owned by COSI-New York and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of the date hereof;

NOW, THEREFORE, the Constituent Corporations do hereby agree to merge on the terms and conditions herein provided, as follows:

                                    ARTICLE I

                                     GENERAL

1.1 AGREEMENT TO MERGE. The parties to this Agreement agree to effect the Merger herein provided for, subject to the terms and conditions set forth herein.

1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall be effective in accordance with the laws of the States of New York and Delaware. The date and time the Merger becomes effective is referred to as the "Effective Time of the Merger."

1.3 SURVIVING CORPORATION. At the Effective Time of the Merger, COSI-New
York shall be merged with and into COSI-Delaware, and COSI-Delaware shall be the surviving corporation, governed by the laws of the State of Delaware (hereinafter sometimes called the "Surviving Corporation"). The name of the Surviving Corporation will be Computer Outsourcing Services, Inc.

1.4 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time of the Merger, the Certificate of Incorporation and Bylaws of COSI-Delaware in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, subject always to the right of the Surviving Corporation to amend its Certificate of Incorporation and Bylaws in accordance with the laws of the State of Delaware and the provisions of the Certificate of Incorporation.

1.5 DIRECTORS. The directors of COSI-New York in office at the Effective
Time of the Merger shall be and constitute the directors of the Surviving Corporation, each holding the same directorship in the Surviving Corporation as he or she held in COSI-New York for the terms elected and/or until their respective successors shall be elected or appointed and qualified. The directors of the Surviving Corporation shall continue to be members of the same class of directors as they were in COSI-New York, and the time for election of each class of directors for the Surviving Corporation shall be the same as it was for the corresponding class of directors of COSI-New York.

1.6 OFFICERS. The officers of COSI-New York in office at the Effective
Time of the Merger shall be and constitute the officers of the Surviving Corporation, each holding the same office in the Surviving Corporation as he or she held in COSI-New York for the terms elected and/or until their respective successors shall be elected or appointed and qualified.

1.7 EFFECT OF THE MERGER. On and after the Effective Time of the Merger, the separate existence of COSI-New York and COSI-Delaware shall cease and the Surviving Corporation shall succeed, without further action, to all the properties and assets of COSI-New York and COSI-Delaware of every kind, nature and description and to COSI-New York's and COSI-Delaware's business as a going concern.

The Surviving Corporation shall also succeed to all rights, title and interests to all real estate and other property owned by COSI-New York or COSI-Delaware without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens thereon. All liabilities and obligations of COSI-New York or COSI-Delaware shall become the liabilities and obligations of the Surviving Corporation, and any proceedings pending against COSI-New York or COSI-Delaware will be continued as if the Merger had not occurred.

1.8 FURTHER ASSURANCES. COSI-New York hereby agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action and give such assurances as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Article I and otherwise to carry out the intent and purposes thereof.

                                   ARTICLE II

                  CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

2.1 COSI-NEW YORK CAPITAL STOCK. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of COSI-New York, COSI-Delaware or the holders of any of the common stock ("COSI-New York Common Stock") of COSI-New York, each issued and outstanding share of COSI-New York Common Stock, and each share of Common Stock of COSI-New York, held in the treasury of COSI-New York, shall be converted into one share of COSI-Delaware Common Stock.

2.2 COSI-DELAWARE CAPITAL STOCK. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of COSI-New York, COSI-Delaware or the holders of any of the common stock ("COSI-Delaware Common Stock") of COSI-Delaware, each issued and outstanding share of COSI-Delaware Common Stock shall be cancelled.

                                   ARTICLE III

                            TERMINATION AND AMENDMENT

3.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after action thereon by the shareholders of the Constituent Corporations, by the mutual written consent of the Boards of Directors of COSI-New York and COSI-Delaware.

3.2 CONSEQUENCES OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 3.1 hereof, this Agreement shall be of no further force or effect.

3.3 MODIFICATION, AMENDMENT, ETC. Any of the terms or conditions of this Agreement may be waived at any time, whether before or after action thereon by the shareholders of the Constituent Corporations, by the party entitled to the benefits thereof, and this Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of the Constituent Corporations, to the full extent permitted by the corporate laws of the States of New York and Delaware. Any waiver, modification or amendment shall be effective only if reduced to writing and executed by the duly authorized representatives of the Constituent Corporations.


                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 EXPENSES. The Surviving Corporation shall pay all expenses of carrying this Agreement into effect and accomplishing the Merger herein provided for.

4.2 HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

4.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original instrument, and all such counterparts together shall constitute only one original.

4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by an officer duly authorized thereunto as of the date first above written.

COMPUTER OUTSOURCING SERVICES, INC.,        COMPUTER OUTSOURCING SERVICES, INC.,
a New York corporation                      a Delaware corporation


By ___________________________________     By  ________________________________

Its___________________________________     Its ________________________________

                                    EXHIBIT B



                          CERTIFICATE OF INCORPORATION

                                       OF

                       COMPUTER OUTSOURCING SERVICES, INC.



1. NAME. The name of the corporation (hereinafter, the "CORPORATION") is Computer Outsourcing Services, Inc.

2. PURPOSE. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DCGL").

3.  REGISTERED AGENT AND REGISTERED OFFICE FOR SERVICE OF PROCESS. The
Secretary of State of the State of Delaware is designated as the agent of the Corporation upon whom process against it may be served, and the Registered Agent at its post office address, which shall be the Registered Office of the Corporation, to which the Secretary of State shall mail a copy of such process served upon him is:

The Corporation Trust Company
1209 Orange Street
Wilmington, DE

4.  CAPITAL STOCK.

         4.1 AUTHORIZED CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 11,000,000, consisting of 1,000,000 shares of preferred stock, par value $.01 per share, ("PREFERRED STOCK") and 10,000,000 shares of Common Stock, par value $.01 per share ("COMMON STOCK").

                  4.1.1 PREFERRED STOCK. Authority is hereby expressly granted to the Board of Directors (the "BOARD") from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board with respect to each such series shall include, but not be limited to, the determination of the following:

                        4.1.1.1 the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board;

                        4.1.1.2 the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

                        4.1.1.3 whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and conditions of such redemption;

                        4.1.1.4 whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

                        4.1.1.5 whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates adjustments, and other terms and conditions of such conversion or exchange;

                        4.1.1.6 whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

                        4.1.1.7 the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

                        4.1.1.8 any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

         4.2 DIVIDENDS, ETC. Subject to any provisions of this Certificate of Incorporation, so long as any shares of Common Stock are outstanding, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation other than the Corporation or property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

         4.3  VOTING.

                  4.3.1 ONE VOTE PER SHARE. Each holder of record of Common Stock shall have one vote for each share outstanding in his or her name on the books of the Corporation and entitled to vote. Cumulative voting shall not be permitted.

                  4.3.2 CLASS VOTING. The holders of Common Stock and other classes and designations of stock as shall be determined by the Board, shall vote together as a single class unless otherwise determined by the Board.

                  4.3.3 QUORUM. The holders of a majority of all of the issued and outstanding shares eligible to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at any meeting of shareholders.

                  4.3.4 ACTION WITHOUT MEETING. Except as may be otherwise specifically provided by law, whenever by any provision of law or of this Certificate of Incorporation the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with and such action may be taken if holders of at least the minimum number of shares required to authorize such action if such meeting were held and all shares entitled to vote thereon were present in person or by proxy, consent in writing to such action.

5.  BOARD OF DIRECTORS.

         5.1 NUMBER. The number of directors ("DIRECTORS") shall be determined by the Board. The Board shall have three classifications of Directors, namely Class A, Class B and Class C, and each class shall have an equal number of Directors to the greatest extent possible.

         5.2 ELECTION OF BOARD. The Board shall be elected in accordance with the by-laws and the DGCL.

         5.3 TERM. Each Director shall serve for a term of three years continuing until the meeting of the shareholders at which the election of the Class of Directors of which he or she is a member is in the regular order of business and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Notwithstanding the foregoing, the terms of members of the initial Board shall be one year for Class A Directors, two years for Class B Directors and three years for Class C Directors.

         5.4 REMOVAL AND VACANCIES. Unless otherwise provided in this Certificate of Incorporation, the holders of a majority of the shares of outstanding Common Stock shall have the right to remove any one or more of the Directors at any time, but only with cause, and to concomitantly elect, by plurality vote, a successor or successors to fill any vacancy on the Board caused by the removal of any Director.







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

Any vacancy caused by the death, disability, or resignation of any Director or failure by the holders of a majority of the shares of outstanding Common Stock to concomitantly fill a vacancy on the Board caused by the removal of a Director for cause shall be filled by a vote of a majority of the remaining Directors then in office even though such number may constitute less than a quorum; PROVIDED that if no Directors remain, then vacancies shall be filled by plurality vote of the holders of the outstanding Common Stock. Any Director so appointed to fill a vacancy shall serve for the remainder of this term and until his successor is duly elected and qualified.

         5.5 QUORUM. Not less than three Directors shall constitute a quorum for the transaction of business at any duly called meeting of the Board.

         5.6 ACTION BY THE BOARD. A majority vote of Directors present at a meeting of Directors at which a quorum is present shall be required to effect any action by the Board with respect to any matter.

6. AMENDMENTS TO CERTIFICATE OF INCORPORATION. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, as the same may be amended, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 6.

7. BY-LAWS. The Board is hereby authorized to adopt, amend or repeal the by-laws of the Corporation.

8.  DURATION.  The duration of the Corporation is to be perpetual.

9. INDEMNIFICATION. The Directors shall have the authority to provide in the by-laws for the indemnification of directors and officers to the fullest extent permitted by law.

10. PERSONAL LIABILITY OF DIRECTORS. The personal liability of the Directors is hereby eliminated to the fullest extent permitted by the provisions of the DGCL as the same may be amended and supplemented, or any successor provision thereto.

11. NO PREEMPTIVE RIGHTS. No holder of any share of the Corporation shall, because of his ownership of shares, have a preemptive or other right to purchase, subscribe for or take any part of any shares or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation issued, optioned or sold by the Corporation after its incorporation, whether the shares be authorized by this Certificate of Incorporation or be authorized by an amended certificate duly filed and in effect at the time of the issuance or sale of such shares or such notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation. Any part of the shares authorized by this Certificate of Incorporation or by an amended certificate duly filed, and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to resolution of the Board to such persons and upon such terms and conditions as may, to the Board, seem proper and advisable without first offering to existing shareholders the said shares or the said notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation or any part of any thereof.

12. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called only by the Chairman of the Board, the President of the Corporation or by the majority vote of the Directors on the Board. Notwithstanding the foregoing, whenever the holders of one or more classes or series if Preferred Stock shall have the right, voting separately as a class or series, to elect Directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board, special meetings of holders of Preferred Stock.

13. The name and address of the sole incorporator is Richard A. Krantz, Robinson & Cole LLP, 695 East Main Street, Stamford, CT 06904.

    The undersigned has signed this Certificate of Incorporation on _____________, 1999.





                                _______________________
                                Richard A. Krantz
                                Sole Incorporator

                                   EXHIBIT C

                                    AMENDMENT
                                     TO THE
                       COMPUTER OUTSOURCING SERVICES, INC.
                              1992 STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN


         The Computer Outsourcing Services, Inc. 1992 Stock Option and Stock Appreciation Rights Plan ("Plan") is hereby amended, effective ______________, 1999 pursuant to Section 12 thereof, as follows:


                                       I.

         The second paragraph of Section 7 of the Plan is amended in its entirety as follows:

                  The Option price shall be paid in: (i) cash; (ii) Shares having a fair market value at least equal to the Option price; (iii) in a cashless exercise whereby the Optionee forfeits Options and uses the difference between the fair market value of the Shares and the exercise price under the forfeited Options to exercise other Options; or (iv) in a combination of (i) (ii) and (iii). Payment of the Option price in any form other than cash shall require the approval of the Committee (which may be withheld in its sole discretion), and the fair market value of Shares under such alternative payment forms shall be determined by the Committee. Shares purchased through the exercise of an Option and paid in Shares having a fair market value at least equal to the Option price (alternative (ii)) may be used to pay for the exercise of additional Options, and those Shares so purchased may be used to pay for the exercise of additional Options, and so on, in a pyramiding fashion, until as many Options as the Optionee may desire to exercise are exercised through the exchange of Shares in a cashless exercise as permitted under the Federal Reserve Board's Regulation T. In addition, with the approval of the Committee (which may be withheld in its sole discretion), the Option price may be effected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; PROVIDED, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. An Option may not be exercised for a fraction of a Share. No holder of any Option or legal representative, legatee or distributee of such holder, as the case may be, will be, or will be deemed to be, a holder of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or representative, legatee or distributee under the Plan.

                                       II.

         In the third paragraph of Section 2 of the Plan, the reference to 1,200,000 Shares shall be replaced with 1,700,000 Shares.

                                      III.
         If there shall be any discrepancy between the provisions of the Plan and this Amendment, this Amendment shall control.

         Amendment executed this _______ day of May, 1999.



                                            COMPUTER OUTSOURCING SERVICES, INC.


                                            By ______________________________
                                                     Its

                                FORM OF PROXY


                       COMPUTER OUTSOURCING SERVICES, INC.
                  PROXY FOR THE ANNUAL MEETING ON JUNE 23, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zach Lonstein and Robert Wallach proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Computer Outsourcing Services, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Wednesday, June 23, 1999 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

                                    DATED:________________________________, 1999

                                    Signature:  ________________________________

                                    Signature:  ________________________________

                                    Please sign exactly as your name or names appear to the left. For joint accounts, both owners must sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

         A VOTE FOR ALL ITEMS IS RECOMMENDED BY THE BOARD OF DIRECTORS

1.  PROPOSAL TO APPROVE A PLAN TO REINCORPORATE THE COMPANY IN DELAWARE.

                       |_| FOR |_| AGAINST |_| ABSTAIN

2.  ELECTION OF DIRECTORS:

         |_| FOR all nominees listed below (except as marked to the contrary)

         |_| WITHHOLD AUTHORITY to vote for ALL nominees Zach Lonstein, Robert
         B. Wallach, Joseph Lynaugh, Howard Waltman, Warren Ousley, John C.
         Platt

     INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space:

--------------------------------------------------------------------------------
3. PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN TO INCREASE THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED TO 1,700,000, AND TO PERMIT CASHLESS EXERCISES.
                         |_| FOR |_| AGAINST |_| ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3.

    IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE






















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